Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD THIRD QUARTER 2024 RESULTS

HOME CLOSINGS REVENUE OF $523M, A RECORD FOR ANY THIRD QUARTER, UP 25.7% YOY
DILUTED EPS OF $1.98, A RECORD FOR ANY THIRD QUARTER, UP 26.9% YOY
NET NEW HOME ORDERS OF 877, A RECORD FOR ANY THIRD QUARTER, UP 11.3% YOY
DEBT TO TOTAL CAPITAL OF 16.4%; NET DEBT TO TOTAL CAPITAL OF 12.5%

PLANO, Texas, October 30, 2024 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”), today reported record results for its third quarter ended September 30, 2024.

“We are pleased to report that we completed our best third quarter in history, highlighted by 25.7% home closings revenues growth year-over-year. During the third quarter, we delivered 956 homes with an average selling price of $546,900, bringing total home closings revenues to $522.9 million. We continued to generate an industry-leading homebuilding gross margin of 32.7%. As a result, diluted EPS increased 27% year-over-year to $1.98 per share, a record for any third quarter. Our year-to-date diluted EPS of $6.12 is up 34.5% year-over year, another record for the company for any year-to-date period through the third quarter,” said Jim Brickman, CEO and Co-Founder.

“Net new orders in the third quarter picked up from the previous quarter and grew 11.3% year-over-year to 877 units,” continued Mr. Brickman. “We were pleased to see a rebound of traffic in September, particularly with Trophy Signature Homes (“Trophy”). Trophy’s net sales represented 52% of the total sales in third quarter vs 41% in the third quarter last year. This growth is a reflection of larger communities in which Trophy was selling in the third quarter and its growth in year-to-date starts, which have increased from 44% of Green Brick’s total starts through September 2023 to 50% of overall starts in 2024. We believe the demographic shifts and housing supply shortage will continue to bolster the industry, especially in our markets, over the long term and are confident Green Brick is well poised to capitalize on pent-up housing demand and industry tailwinds.”

Mr. Brickman added, “We expect to achieve record revenue for fiscal year 2024. This is a testament to our team and their operational effectiveness both currently and for the years prior as we have built out Green Brick’s foundation, including, at its core, our dedicated, experienced, and skilled employees. This is particularly rewarding as we celebrate the 10th anniversary of Green Brick as a public homebuilding company on October 27th. Reflecting the strength of our team, our active selling communities and homes under construction as of the end of the third quarter are up year-over-year 23% and 21%, respectively. We believe our superior land and lot positions will continue to serve as the springboard for our growth. Over 80% of our revenue year-to-date was generated in infill and infill adjacent submarkets where supply is more limited. Our year-to-date homebuilding gross margin of 33.6% is up 290 bps and reflects a record for any year in our history through the third quarter. With the ability to self-develop our lots, we expect finished lot costs as a percentage of home closings revenue to remain essentially flat for 2024 and 2025.”

“Green Brick’s distinctive business model and strategy have yielded impressive results over the past decade. This has translated into exceptional returns for our stockholders, even while carrying land and lots on our balance sheet. Our year-to-date return on equity is 27.0%. This success is underpinned by our conservative balance sheet and financial discipline,” concluded Mr. Brickman. “At the end of the third quarter, our net debt to total capital ratio was 12.5% and our total debt to total capital ratio was only 16.4% with a weighted average pay rate of 3.4%. As we look ahead to the next decade, we remain committed to investing in our business and people to strengthen our platform and propel our growth.”

Results for the Quarter Ended September 30, 2024:

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2024	2023	Change
New homes delivered	956	754	26.8%

Total revenues	$523,660	$418,978	25.0%
Total cost of revenues	352,097	279,965	25.8%
Total gross profit	$171,563	$139,013	23.4%

Income before income taxes	$118,976	$98,086	21.3%
Net income attributable to Green Brick Partners, Inc.	$89,111	$72,156	23.5%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.98	$1.56	26.9%

Residential units revenue	$522,859	$415,923	25.7%
Average sales price of homes delivered	$546.9	$551.5	(0.8)%
Homebuilding gross margin percentage	32.7%	33.3%	-60 bps
Selling, general and administrative expenses as a percentage of residential units revenue	11.0%	11.3%	-30 bps

Backlog revenue	$581,848	$622,560	$(40,712)
Homes under construction	2,330	1,934	20.5%

Results for the Nine Months Ended September 30, 2024:

(Dollars in thousands, except per share data)	Nine Months Ended September 30,
	2024	2023	Change
New homes delivered	2,764	2,298	20.3%

Total revenues	$1,531,629	$1,327,328	15.4%
Total cost of revenues	1,022,143	920,774	11.0%
Total gross profit	$509,486	$406,554	25.3%
Income before income taxes	$373,786	$289,470	29.1%
Net income attributable to Green Brick Partners, Inc.	$277,770	$211,606	31.3%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$6.12	$4.55	34.5%

Residential units revenue	$1,513,281	$1,320,730	14.6%
Average sales price of homes delivered	$547.4	$574.1	(4.7)%
Homebuilding gross margin percentage	33.6%	30.7%	290 bps
Selling, general and administrative expenses as a percentage of residential units revenue	11.0%	10.8%	20 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2024 at 12:00 p.m. Eastern Time on Thursday, October 31, 2024. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/478287045

A telephone replay of the call will be available through November 30, 2024. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-609-800-9909 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Residential units revenue	$522,859	$415,923	$1,513,281	$1,320,730
Land and lots revenue	801	3,055	18,348	6,598
Total revenues	523,660	418,978	1,531,629	1,327,328
Cost of residential units	351,666	277,446	1,005,162	915,600
Cost of land and lots	431	2,519	16,981	5,174
Total cost of revenues	352,097	279,965	1,022,143	920,774
Total gross profit	171,563	139,013	509,486	406,554
Selling, general and administrative expenses	(57,740)	(46,884)	(165,912)	(142,058)
Equity in income of unconsolidated entities	992	1,345	4,770	11,265
Other income, net	4,161	4,612	25,442	13,709
Income before income taxes	118,976	98,086	373,786	289,470
Income tax expense	23,078	20,975	71,816	63,154
Net income	95,898	77,111	301,970	226,316
Net income attributable to noncontrolling interests	6,787	4,955	24,200	14,710
Net income attributable to Green Brick Partners, Inc.	$89,111	$72,156	$277,770	$211,606

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.99	$1.58	$6.18	$4.60
Diluted	$1.98	$1.56	$6.12	$4.55
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	44,457	45,320	44,614	45,543
Diluted	44,530	45,792	45,019	45,988

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$80,069	$179,756
Restricted cash	24,579	19,703
Receivables	11,329	10,632
Inventory	1,918,046	1,533,223
Investments in unconsolidated entities	59,356	84,654
Right-of-use assets - operating leases	7,535	7,255
Property and equipment, net	6,901	7,054
Earnest money deposits	13,869	16,619
Deferred income tax assets, net	15,307	15,306
Intangible assets, net	303	367
Goodwill	680	680
Other assets	34,096	27,583
Total assets	$2,172,070	$1,902,832
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$67,346	$54,321
Accrued expenses	165,900	96,457
Customer and builder deposits	45,065	43,148
Lease liabilities - operating leases	8,600	7,898
Borrowings on lines of credit, net	(1,718)	(2,328)
Senior unsecured notes, net	298,994	336,207
Notes payable	—	12,981
Total liabilities	584,187	548,684
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	42,841	36,135
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 44,498,248 issued and outstanding as of September 30, 2024 and 45,005,175 issued and outstanding as of December 31, 2023, respectively	445	450
Additional paid-in capital	243,199	255,614
Retained earnings	1,229,490	997,037
Total Green Brick Partners, Inc. stockholders’ equity	1,520,737	1,300,704
Noncontrolling interests	24,305	17,309
Total equity	1,545,042	1,318,013
Total liabilities and equity	$2,172,070	$1,902,832

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change	%	2024	2023	Change	%
Home closings revenue	$522,859	$415,827	$107,032	25.7%	$1,512,901	$1,319,393	$193,508	14.7%
Mechanic’s lien contracts revenue	—	96	(96)	(100.0)%	380	1,337	(957)	(71.6)%
Residential units revenue	$522,859	$415,923	$106,936	25.7%	$1,513,281	$1,320,730	$192,551	14.6%
New homes delivered	956	754	202	26.8%	2,764	2,298	466	20.3%
Average sales price of homes delivered	$546.9	$551.5	$(4.6)	(0.8)%	$547.4	$574.1	$(26.7)	(4.7)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change	%	2024	2023	Change	%
Lots revenue	$800	$2,026	$(1,226)	(60.5)%	$5,644	$5,569	$75	1.3%
Land revenue	1	1,029	(1,028)	(99.9)%	12,704	1,029	11,675	1,134.6%
Land and lots revenue	$801	$3,055	$(2,254)	(73.8)%	$18,348	$6,598	$11,750	178.1%
Lots closed	8	19	(11)	(57.9)%	79	55	24	43.6%
Average sales price of lots closed	$100.0	$106.6	$(6.6)	(6.2)%	$71.4	$101.3	$(29.9)	(29.5)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change	%	2024	2023	Change	%
Net new home orders	877	788	89	11.3%	2,803	2,677	126	4.7%
Revenue from net new home orders	$454,358	$452,436	$1,922	0.4%	$1,539,549	$1,572,859	$(33,310)	(2.1)%
Average selling price of net new home orders	$518.1	$574.2	$(56.1)	(9.8)%	$549.3	$587.5	$(38.2)	(6.5)%
Cancellation rate	8.5%	6.1%	2.4%	39.3%	7.1%	6.5%	0.6%	9.2%
Absorption rate per average active selling community per quarter	8.4	9.2	(0.8)	(8.7)%	9.3	10.8	(1.5)	(13.9)%
Average active selling communities	105	86	19	22.1%	100	83	17	20.5%
Active selling communities at end of period	106	86	20	23.3%
Backlog revenue	$581,848	$622,560	$(40,712)	(6.5)%
Backlog units	809	916	(107)	(11.7)%
Average sales price of backlog	$719.2	$679.7	$39.5	5.8%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	September 30, 2024			December 31, 2023
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	4,070	726	4,796	4,014	964	4,978
Lots in communities under development	20,942	1,887	22,829	9,122	1,335	10,457
Land held for future development(1)	3,800	—	3,800	8,366	—	8,366
Total lots owned	28,812	2,613	31,425	21,502	2,299	23,801

Lots controlled
Lots under option contracts	851	—	851	1,169	—	1,169
Land under option for future development	1,656	223	1,879	1,710	460	2,170
Lots under option through unconsolidated development joint ventures	2,627	270	2,897	1,210	331	1,541
Total lots controlled	5,134	493	5,627	4,089	791	4,880
Total lots owned and controlled (2)	33,946	3,106	37,052	25,591	3,090	28,681
Percentage of lots owned	84.9%	84.1%	84.8%	84.0%	74.4%	83.0%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of September 30, 2024 and December 31, 2023.

	September 30, 2024	December 31, 2023
Total lots owned(1)	31,425	23,801
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	1,879	2,170
Lots under option through unconsolidated development joint ventures	2,897	1,541
Total lots self-developed	36,201	27,512
Self-developed lots as a percentage of total lots owned and controlled(1)	97.7%	95.9%

(1) Total lots owned includes finished lot purchases, which were less than 1.8% of total lots self-developed as of September 30, 2024.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2024 and 2023 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Residential units revenue	$522,859	$415,923	$1,513,281	$1,320,730
Less: Mechanic’s lien contracts revenue	—	(96)	(380)	(1,337)
Home closings revenue	$522,859	$415,827	$1,512,901	$1,319,393
Homebuilding gross margin	$171,193	$138,427	$508,003	$404,644
Homebuilding gross margin percentage	32.7%	33.3%	33.6%	30.7%

Homebuilding gross margin	171,193	138,427	508,003	404,644
Add back: Capitalized interest charged to cost of revenues	2,788	2,968	8,539	10,456
Add back: Land impairment charge	$1,308	$—	$1,308	$—
Adjusted homebuilding gross margin	$175,289	$141,395	$517,850	$415,100
Adjusted homebuilding gross margin percentage	33.5%	34.0%	34.2%	31.5%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of September 30, 2024:

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$297,276	$(80,069)	$217,207
Total Green Brick Partners, Inc. stockholders’ equity	1,520,737	—	1,520,737
Total capitalization	$1,818,013	$(80,069)	$1,737,944

Debt to total capitalization ratio	16.4%
Net debt to total capitalization ratio			12.5%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates through its seven subsidiary homebuilders in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/brands-services/

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our strategic advantages, including our focus on owning land and self-developing and on infill and infill-adjacent locations, and the impact on our future results; (ii) our positioning to capture future demand, increase market share and succeed in the current environment, including our ability to maintain industry-leading performance and margins; (iii) our ability to successfully implement our growth strategy, including our expectations for expansion and growth of our Trophy brand, and ancillary business opportunities; (iv) our expectations regarding trends in our markets, such as demographic trends and demand for single-family homes; (v) our business priorities and our strategies to maintain the strength of our balance sheet and financial flexibility, and our positioning in the industry; (vi) the advantages of our lot and land strategies and locations, including the benefits to our returns, margins and ability to scale; (vii) our investments in land, lots and development in 2024, and the impact on our growth; (viii) our expected lot deliveries in 2024; (ix) our flexibility in adjusting home prices; (x) the demand for home ownership in the markets in which we operate and our ability to capitalize on such demand; (xi) the land-light model; (xii) our ability to scale our business and improve our operating leverage; and (xiii) our ability to deliver efficient and cost-effective growth, including our ability to manage costs and cycle times. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of qualified labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; and (17) changes in accounting standards that adversely affect our reported earnings or financial condition.. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com